UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2009, Orexigen Therapeutics, Inc. (the “Company”) appointed Michael Narachi, age 50, as the Company’s President and Chief Executive Officer effective immediately. In connection with Mr. Narachi’s appointment, Eckard Weber, M.D., the Company’s Executive Chairman and Interim President and Chief Executive Officer, resigned his position as Executive Chairman of the Board and Interim President and Chief Executive Officer. Dr. Weber remains the Company’s non-executive Chairman of the Board.

The Company’s Board of Directors (the “Board”) also appointed Mr. Narachi to the Board effective immediately as a Class I director, with a term expiring at the Company’s 2011 annual stockholders’ meeting. As an employee director, Mr. Narachi is not an independent director within the meaning of the independent director standards of the Securities and Exchange Commission and the Nasdaq Stock Market and he will not serve on any of the current committees of the Board.

Mr. Narachi previously served as Chairman, Chief Executive Officer and President of Ren Pharmaceuticals, Inc., a private biotechnology company, from November 2006 to March 2009. From August 2002 to January 2008, Mr. Narachi served as Executive Chairman of the Board of Naryx Pharma, Inc., a private pharmaceutical company. In 2004, Mr. Narachi retired as an officer and Vice President of Amgen Inc., a leading therapeutics company, where he served as General Manager of Amgen’s Anemia Business from 1999 to 2003. Mr. Narachi joined Amgen in 1984 and held various positions throughout the organization including: Product Development Team Leader for NEUPOGEN®; Director of Clinical Operations in Thousand Oaks, CA and Cambridge, UK; Vice President of Development and Representative Director for Amgen Japan; Head of Corporate Strategic Planning; Chief Operations Officer of Amgen BioPharma; and Vice President, Licensing and Business Development. He currently serves on the Board of Directors of Amag Pharmaceuticals, Inc., a publicly traded pharmaceutical company. Mr. Narachi received a B.S. and M.A. degree in Molecular Genetics from the University of California at Davis. He received an M.B.A. from the Anderson Graduate School of Management at University of California, Los Angeles.

Pursuant to an Employment Agreement between the Company and Mr. Narachi (the “Employment Agreement”), Mr. Narachi’s annual base salary will be $450,000. In addition, Mr. Narachi will be eligible for an annual performance bonus equal to up to 60% of the base salary and which is based entirely upon the achievement of the performance goals and objectives to be determined by the Compensation Committee of the Board.

Pursuant to the terms of the Employment Agreement, the Company will pay to Mr. Narachi a $250,000 bonus, less required tax withholdings, within 10 days of his first date of employment. Such bonus will be considered an advance, 50% of which will be earned on the first anniversary of Mr. Narachi’s start date and the remaining 50% earned on the second anniversary of his start date. If Mr. Narachi resigns his employment in the absence of a “constructive termination” (as defined in the Employment Agreement), or if the Company terminates his employment for “cause,” (as defined in the Employment Agreement) at any time during his first year of employment, Mr. Narachi is obligated to repay the Company 100% of the bonus. If Mr. Narachi resigns his employment in the absence of a constructive termination, or if the Company terminates his employment for cause, at any time during his second year of employment, Mr. Narachi is obligated to repay the Company 50% of the bonus. If he resigns at any time due to a constructive termination, or if his employment is terminated by the Company without cause at any time, Mr. Narachi shall not be required to repay the bonus or any portion thereof.

In addition, Mr. Narachi shall receive a stock option to purchase 1,500,000 shares of the Company’s common stock pursuant to the Company’s 2007 Equity Incentive Award Plan (the “2007 Plan”). Twenty-five percent of the shares of stock (rounded down to the next whole number) subject to such option shall vest on March 31, 2010, and 1/48th of the shares of stock (rounded down to the next whole number) subject to the option shall vest on the same day of each month thereafter, subject to Mr. Narachi’s continued service relationship (whether as an employee, director or consultant) with the Company or any parent or subsidiary of the Company on each such date. Such stock option shall have a ten-year term and shall be subject to the terms and conditions of the 2007 Plan.

Under the terms of the Employment Agreement, Mr. Narachi’s employment is at will and may be terminated by either the Company or Mr. Narachi at any time. The Employment Agreement also provides Mr. Narachi with certain severance benefits. In the event Mr. Narachi’s employment is terminated by the Company other than for cause (as defined in the Employment Agreement) more than three months prior to a change in control (as defined in the Employment Agreement) or more than 12 months following a change in control, Mr. Narachi will be entitled to a lump sum cash severance payment equal to 12 months of his annual base salary (as in effect immediately prior to his termination). In addition, if Mr. Narachi’s employment is terminated by the Company other than for cause, or by Mr. Narachi due to constructive termination, within the three-month period before a change in control or within the 12 month period immediately following a change in control, Mr. Narachi will be entitled to a lump sum cash severance payment equal to 18 months of his annual base salary (as in effect immediately prior to his termination).

The Employment Agreement also provides that, in connection with a change in control, 50% of the unvested underlying shares of common stock subject to the options held by Mr. Narachi will become vested and exercisable. Thereafter, remaining shares of common stock subject to such options will vest and become exercisable in equal monthly installments over the 12 months following the effective date of the change in control; provided, however, that in the event that fewer than 12 months remain until the option is fully vested and exercisable, the vesting period of such option will remain unchanged by the change in control (after giving effect to the 50% accelerated vesting above). In addition, if Mr. Narachi’s employment is terminated by the Company or any successor other than for cause or is terminated by Mr. Narachi due to constructive termination within the period beginning three months prior to a change in control and ending 12 months following a change in control, then the option will vest and become exercisable in full.

The Employment Agreement also includes standard noncompetition and nonsolicitation covenants on the part Mr. Narachi.

A complete copy of the Employment Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above summary of the Employment Agreement does not purport to be complete and the foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to such exhibit.

The Company issued a press release on March 31, 2009 announcing Mr. Narachi’s appointment, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated March 31, 2009, between the Registrant and Michael Narachi

99.1	Press Release, dated March 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: April 1, 2009	By:	/s/ Graham K. Cooper
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated March 31, 2009, between the Registrant and Michael Narachi

99.1	Press Release, dated March 31, 2009